UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 28, 2015

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2015, EnteroMedics, Inc. (the “Company”) announced that Dan W. Gladney would become the Company’s President and Chief Executive Officer (“CEO”), effective November 16, 2015, and would join the Company on November 2, 2015 as President-Elect, with the same compensation that he will have as President and CEO. In addition to his executive duties, Mr. Gladney was appointed to the Board of Directors (the “Board”) effective as of November 2, 2015. As part of the transition process, Mark B. Knudson, Ph.D., the Company’s current President and CEO, will serve as Executive Chairman starting on November 16, 2015 until December 31, 2015, after which he will retire from his executive position at the Company while continuing to serve as non-executive Chairman of the Company’s Board.

Beginning in 2011, Mr. Gladney served as Chairman and Chief Executive Officer of Lanx, Inc., a medical device company focused on developing and commercializing innovative devices for spinal surgery, until it was acquired by Biomet, Inc. in 2013. Prior to his time at Lanx, Mr. Gladney was Healthcare Operating Partner at Norwest Equity Partners (“NEP”) from 2008 until 2010, where he was responsible for strategic planning, business growth and corporate governance for NEP portfolio companies and evaluating and executing new investment opportunities for the firm.

Prior to joining NEP, Mr. Gladney served as President and CEO of several medical device companies, including Heart Leaflet Technologies and ACIST Medical Systems, both of which were acquired by The Bracco Group. He also served as Chairman, CEO and President of Compex Technologies, a publicly traded orthopedic and health and wellness electro therapy company, from 2002 until 2006.

Mr. Gladney currently serves on the Board of Directors of ARIA CV, Inc. and has been a member of a number of other private and public company boards. Since the sale of Lanx, he has acted as a private investor and small business consultant. Mr. Gladney holds a Bachelor’s Degree in Business Administration from Eastern Michigan University.

There are no arrangements or understandings between Mr. Gladney and any other person pursuant to which Mr. Gladney was appointed as President and CEO of the Company. Mr. Gladney does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Mr. Gladney had a direct or indirect material interest in any such transaction since the beginning of the Company’s fiscal year.

Mr. Gladney has no family relationship with any other officer or director of the Company. Neither Mr. Gladney nor any immediate family member of Mr. Gladney has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

In connection with the appointment of Mr. Gladney to the position of President and CEO, on October 28, 2015, the Company entered into an Executive Employment Agreement with Mr. Gladney (the “Employment Agreement”). The Employment Agreement has a two-year term with an automatic renewal provision for successive one-year terms and provides for a base salary of not less than $475,000 per year or such higher rate as may be approved by the Board. It also provides that he will be eligible for an annual maximum management incentive program bonus of up to 50% of his Base Salary in effect from time to time based on his level of achievement of milestones established between him and the Compensation Committee of the Board. Mr. Gladney was also granted an option to purchase 7,750,000 shares of the Company’s common stock as an inducement grant, with an exercise price of $0.25 per share, the closing price of the Company’s common stock on October 28, 2015. Mr. Gladney’s option will vest as follows: 25% of the shares will vest as of one year from the date of the Employment Agreement, and the remaining 75% of the shares will then vest in equal 2.0833% installments each month thereafter over the following 36 months.

The Employment Agreement may be terminated prior to the expiration of the term by mutual written agreement of the parties, in the event of death or disability, by the Company for “Cause” (as defined in the Employment Agreement) or by Mr. Gladney for “Good Reason” (as defined in the Employment Agreement). In addition, either party may terminate Mr. Gladney’s employment at any time for any reason or no reason, including after a “Change in Control” (as defined in the Employment Agreement), with 30 days written notice.

If Mr. Gladney’s employment is terminated by (i) the Company without Cause, (ii) the Company at the conclusion of the Employment Agreement’s initial term or any additional term thereof, or (iii) Mr. Gladney with Good Reason, Mr. Gladney will be entitled to (i) payment of his base salary through the date of such termination (the Separation Date) and for the 18–month period following the Separation Date, (ii) immediate vesting of 100% of any unvested shares under his options, (iii) exercise all of his options that are vested as of the Separation Date for a period of five years following the Separation Date, and (iv) continuing coverage to be paid by the Company under the Company’s medical, dental and life insurance programs for a period of up to 18 months following the Separation Date. Further, the Employment Agreement provides for continuing coverage paid by the Company under the Company’s medical, dental and life insurance programs for a period of up to 18 months in the event Mr. Gladney’s employment is terminated by his death or disability, by the Company “without Cause” or by Mr. Gladney for “Good Reason.” Such coverage may terminate earlier in the latter circumstances upon Mr. Gladney’s commencement of new employment that offers him health care coverage.

Additionally, upon a “Change in Control” and the satisfaction of certain other conditions, 100% of Mr. Gladney’s then–unvested options will immediately vest, regardless of whether Mr. Gladney’s employment is terminated in connection therewith. In addition, if Mr. Gladney’s employment is terminated by the Company “without Cause” or by Mr. Gladney for “Good Reason” during any two year period after a “Change in Control” and certain conditions are satisfied, the Company will pay Mr. Gladney the applicable 18-month severance described above and any amounts to which he is entitled as of the Separation Date as a pro rata portion of any unpaid cash incentive compensation for the calendar year in which the Separation Date occurs, and the vesting schedule of any options issued to Mr. Gladney’s after the Change of Control will accelerate such that on the Separation Date 100% of any unvested shares under his options will immediately vest.

In addition, the Employment Agreement includes a non-disclosure and assignment provision and non-competition, non-solicitation and no recruitment commitments each lasting for a period of one year following termination.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release issued in connection with the announcement of the appointment of Mr. Gladney is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated October 28, 2015, by and between EnteroMedics Inc. and Dan W. Gladney

99.1	Press Release dated November 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

Date: November 2, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Employment Agreement, dated October 28, 2015, by and between EnteroMedics Inc. and Dan W. Gladney

99.1	Press Release dated November 2, 2015